EXHIBIT 5.1

                         Ellenoff Grossman & Schole LLP
                        370 Lexington Avenue, 19th Floor
                            New York, New York 10017

(212) 370-1300 (Tel.)
(212) 370-7889 (Fax)

                                       June 18, 2004

Board of Directors
Novadel Pharma Inc.
25 Minneakoning Road

Flemington, New Jersey 08822

                       REGISTRATION STATEMENT ON FORM S-8 WITH RESPECT TO NOVADEL PHARMA INC. 1998 STOCK OPTION PLAN AND NON-PLAN EXECUTIVE, DIRECTOR AND CONSULTANT OPTIONS

Gentlemen:

      This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") which will be filed with the Securities and Exchange Commission on or about June 18, 2004 by Novadel Pharma Inc., a Delaware corporation (the "Company") under the Securities Act of 1933, as amended ("the Act") for registration under the Act of 6,950,000 shares of common stock, $.001 par value (the "Shares"), of the Company. The Shares being registered are shares to be sold and issued by the Company pursuant to its 1998 Stock Option Plan and shares underlying certain executive, director and consultant options (collectively, the "Plans") and shares purchased and to be purchased pursuant to the Plans by affiliates of the Company for reoffer and resale.

      For purposes of this opinion, we have reviewed copies duly authenticated to our satisfaction of the Company's restated certificate of incorporation, its by-laws, the minutes of its board and its stockholders, the Plans and the Registration Statement. We have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purpose of rendering this opinion.

      Subject to the foregoing, we are of the opinion that based upon the procedures which have been taken or as contemplated by us, as your counsel, will be taken in connection with the issuance of the Shares upon exercise of options granted and to be granted under the Plans, the Shares will be, and those of the Shares issued to date upon exercise of options granted under the Plans are, legally issued, fully paid and non-assessable. The foregoing opinion assumes completion of any proceedings necessary to permit such transactions to be carried out in accordance with the securities laws of the various states to the extent required.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Prospectus under the caption "Legal Matters".

                                       Very truly yours,
                                       -----------------------------------------
                                       /s/ Ellenoff Grossman & Schole LLP
                                       Ellenoff Grossman & Schole LLP